UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On January 5, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of ViroPharma Incorporated (the “Company”) approved for the Company’s named executive officers (i) annual variable cash bonuses based upon individual and corporate performance during 2010 in accordance with the Company’s Cash Bonus Plan and (ii) annual base salaries for 2011. The approved 2010 variable cash bonuses and 2011 base salaries for the named executive officers (the “Executive Officers”) are as follows:

Name and Position	2011 Salary	2010 Cash Bonus
Vincent Milano Chairman, Chief Executive Officer and President	$575,000	$297,563

Colin Broom VP, Chief Scientific Officer	$381,000	$205,759

Thomas Doyle VP, Strategic Initiatives	$354,000	$201,515

Robert Pietrusko Vice President, Global Regulatory Affairs and Quality	$375,000	$205,578

Charles Rowland Vice President, Chief Financial Officer	$365,000	$197,064

Daniel Soland Vice President, Chief Operating Officer	$440,000	$217,221

2011 Stock Option and Performance Share Unit Awards

On January 5, 2011, the Committee granted options to purchase shares of the Company’s common stock and performance share unit awards to the Executive Officers under the Company’s 2005 Equity Incentive Plan, as amended (the “2005 Plan”).

The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing price of the Company’s common stock, as reported on NASDAQ, on the date of grant ($17.84), (iii) vest annually over four years commencing upon the first anniversary of the date of grant, and (iv) were otherwise granted on the same standard terms and conditions as other stock options granted pursuant to the 2005 Plan.

The performance share unit awards made to the Executive Officers will be earned and vested and convert into actual shares of the Company’s common stock based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2011 and ending December 31, 2013 and subject to the Executive Officer’s continued employment with the Company through that period. The actual number of shares of the Company’s common stock into which the performance share units may convert will be calculated by multiplying the number of performance share units by a performance percentage ranging from 0% to 200% based on the attained level of Company performance as measured in terms of the following three performance goals:

(a) 3-Year Net Sales Cumulative Annual Growth Rate, excluding Vancocin (weighted at 60%);

(b) 3-Year Non-GAAP Net Income as a Percent of Sales (weighted at 30%); and

(c) the Company’s total stockholder return for the three-year performance period relative to the total stockholder return realized by the companies comprising the NASDAQ Biotechnology Index for that period (weighted at 10%).

For purposes of the second criterion, the Company’s GAAP Net Income will be adjusted for specific non-recurring or non-cash items, net of applicable income tax as shown in the Company’s quarterly press release, expressed as a percentage of Net Sales. All of the performance measure will be evaluated based on the average annual results over the 3-year period.

Each of the performance criterion have levels of achievement designated as threshold; target and maximum with 50% of the performance share units vesting if the threshold level is achieved; 100% of the performance share units vesting if the target level is achieved; and 200% of the performance share units vesting if the maximum level is achieved.

The actual number of performance share units earned and vested will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goals, rounded down to the nearest whole number. In the event that the actual performance level achieved does not meet threshold performance (i.e., less than 50%) for the applicable performance measure, then no performance share units will be earned and vested for that performance measure. Threshold level performance may be achieved for one performance measure and not another based on the Company’s actual performance during the three year performance period.

The actual number of performance share units earned and vested will be determined by the Committee based on the actual performance level achieved with respect to the applicable performance goals based upon the audited financials for the performance period, subject to the items for which performance goals may be adjusted pursuant to the Plan and factoring in the weighting for each performance measure (as described above).

Notwithstanding the threshold, target and maximum performance goals set forth above, in the event that the Company achieves a pre-specified target of revenue in fiscal year 2013 directly related to Vancocin, as determined by the Committee based on the Company’s audited financial statements, the performance level achieved with respect to the 3-Year Non-GAAP Net Income as a Percent of Sales performance goal will be deemed to be 200%.

Should an Executive Officer’s employment with the Company terminate prior to the completion of the performance period, then his or her performance shares will be forfeited, whether or not the performance goals are met.

The table below summarizes the 2011 option and performance share unit awards for the Executive Officers:

		Performance Share Unit Awards
Name and Title	Stock Option Grant	Minimum Number of Actual Shares That May Be Earned	Target Number of Performance Share Units	Maximum Number of Actual Shares That May Be Earned

Name and Position	Stock Option Grant	Minimum Number of Actual Shares That May Be Earned	Target Number of Performance Share Units	Maximum Number of Actual Shares That May Be Earned
Vincent Milano	80,521	0	20,130	40,260

Colin Broom	40,261	0	10,065	20,130

Thomas Doyle	40,261	0	10,065	20,130

Robert Pietrusko	40,261	0	10,065	20,130

Charles Rowland	40,261	0	10,065	20,130

Daniel Soland	54,470	0	13,618	27,236

The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2010, in the proxy statement for the Company’s 2011 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2011.

Change in control agreements

On January 5, 2010, the Committee approved certain amendments to the previously disclosed terms of the change in control agreements (the “Agreements”) which the Company previously entered into with its executive officers and general counsel. The amendments were included in amended and restated Agreements with each of the executive officers and general counsel, which supersede in the entirety the terms of their respective existing Agreements. The previously disclosed material terms of the Agreements remained substantially unchanged with the exception of certain clarifying changes to provisions of the Agreements intended to ensure compliance with the applicable requirements of the Internal Revenue Code and to reflect the restructuring of the continued group health plan coverage provisions following a Covered Termination as a reimbursement arrangement. The Committee also modified the terms of the agreement with the General Counsel to increase the severance payment to 200% of base salary and two times the target bonus in the event of a Covered Termination. In addition, the Company entered into a new change in control agreement with the Vice President, Business Development having the same terms as the other executive officers.

The foregoing description of the amendments to the Agreements is qualified in its entirety by reference to the copies of the amended and restated Agreements, a form of which is attached hereto as Exhibit 10.2 and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	10.1†	Form of Performance Stock Unit

	10.2†	Form of Amended and Restated Change of Control Agreement with the Executive Officers.

†	Compensation plans and arrangements for executives and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 7, 2011	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary